UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 3, 2010
Date of Report (date of Earliest Event Reported)

DAULTON CAPITAL CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		30-0459858
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169
 (Address of principal executive offices and zip code)

(888) 387-1403
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Election of Director.

On June 3, 2010, Daulton Capital Corp., a Nevada corporation (the “Company,”) announced that Mr.  Peter Stecher has accepted the appointment by the Board of Directors for Mr. Stecher to serve as a Director on the Board of Directors of the Company on a continuous basis or until the next annual meeting of the shareholders of the Company.

Mr. Stecher is 54 years old and is a graduate of Sir George Williams University where he majored in Marketing. In addition, Mr. Stecher undertook postgraduate studies at the University of Colorado, where he obtained a certificate in metallurgy.  Mr. Stecher’s experience has been focused on spearheading numerous start-up companies. Thus, his business guidance will be a major asset to the Company.

Mr. Stecher has not previously held any positions with the Company and there have been no related party transactions between Mr. Stecher and the Company.  Mr. Stecher has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

On June 3, 2010, the Company issued a press release announcing the aforementioned appointment of Mr. Stecher.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Exhibits.

99.1	Press Release dated June 3, 2010

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAULTON CAPITAL CORP.

Date: June 8, 2010	By:	/s/ Terry Fields
Chief Executive Officer